EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Credit Company Registration Statement
Nos. 333-91953, 333-92595, 333-45015, 333-50090, 333-75234 and 333-86832 on Form S-3

We are aware that our report dated April 16, 2003 on our review of interim financial information of Ford Motor Credit Company and Subsidiaries (the “Company”) as of, and for the periods ended March 31, 2003 and March 31, 2002 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 is incorporated by reference in the registration statements on Form S-3 referred to above.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
May 9, 2003

30